CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 3, 1995 appearing on page 39 of NovaCare, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1995.



/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP
Philadelphia, PA
January 31, 1996